1 AMENDMENT 2021-1 THE PNC FINANCIAL SERVICES GROUP, INC. AND AFFILIATES DEFERRED COMPENSATION AND INCENTIVE PLAN (as amended and restated as of January 1, 2020) WHEREAS, The PNC Financial Services Group, Inc. (“PNC”) sponsors The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation and Incentive Plan (the “Plan”); WHEREAS, Section 10 of the Plan authorizes PNC to amend the Plan; and WHEREAS, PNC wishes to amend the Plan to (i) include compensation reflected on the payroll of BBVA USA Bancshares, Inc. and its affiliates (“BBVA”) during calendar year 2021 for purposes of determining eligibility of former BBVA employees to participate in the Plan during the 2022 Plan year; (ii) extend the eligibility determination date for determining whether BBVA employees are eligible to participate in the Plan; and (iii) make other clarifying changes. NOW, THEREFORE, IT IS RESOLVED, that, effective as of October 9, 2021 (or such other date as set forth below, the Plan is hereby amended as follows: 1. Effective as of October 9, 2021, Section 1.22 of the Plan (“Eligibility Determination Date”) is amended in its entirety to read as follows: “1.22 “Eligibility Determination Date” means the last day of the payroll period that includes October 1st immediately preceding the Plan Year with respect to which an Employee who is eligible to participate in the Plan pursuant to the criteria set forth in Section 2 of the Plan may submit a Deferral Election. For individuals who become Employees of an Employer as the result of the transaction described in Share Purchase Agreement, dated as of November 15, 2020 (as amended), between Banco Bilbao Vizcaya Argentaria, S.A. and The PNC Financial Services Group, Inc. (as determined by the Plan Manager in its sole discretion), the Eligibility Determination Date in 2021 may be extended to a date after October 1, 2021, but in no event after December 31, 2021, as determined by the Plan Manager in its sole discretion.” 2. Effective as of October 9, 2021, Section 2 of the Plan (“ELIGIBILITY FOR PARTICIPATION”) is amended to add new second and third sentences immediately after the existing first sentence (which begins with “In general, an Employee may be eligible to participate in the Plan for a Plan Year if. . .”) and immediately before the current second sentence (which begins with “The decision as to whether an Employee is eligible to participate in the Plan. . .”) to read as follows: “Notwithstanding the foregoing, in determining the eligibility of former employees of BBVA USA Bancshares, Inc. and its affiliates (“BBVA” and such former employees of BBVA “Former BBVA Employees”) to participate in the Plan for the 2022 Plan Year, the determination of a Former BBVA Employee’s Annualized Base Salary and Year-to- Exhibit 10.6.1

2 Date Short-Term Incentive Pay shall be determined by the Plan Manager in his or her sole discretion.” [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Signature Page to Amendment 2021-1 to The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation and Incentive Plan] Executed and adopted by the Chief Human Resources Officer of The PNC Financial Services Group, Inc. this 8th day of October, 2021 pursuant to the authority delegated by the PNC’s Personnel and Compensation Committee. /S/ Vicki C. Henn Vicki C. Henn Executive Vice President Chief Human Resources Officer